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                                                                 EXHIBIT (3.6)


                   UNANIMOUS CONSENT OF DIRECTORS IN LIEU OF
                     SPECIAL MEETING OF BOARD OF DIRECTORS


        The undersigned, being all of the directors of JONES MEDICAL INDUSTRIES, INC., a Delaware corporation, do hereby consent, effective April 1, 1992, in lieu of a special meeting of the Board of Directors of the corporation on that date to the following action:

                RESOLVED, that the corporation reappoints the accounting firm of Ernst & Young as independent auditors for the corporation for fiscal year 1992 and that this reappointment be submitted to the shareholders of the corporation for ratification at the next annual meeting of shareholders.

                RESOLVED, that the Bylaws of the corporation be, and they hereby are, amended by deleting Section 3.02 in its entirety and by substituting in lieu thereof the following:

                Section 3.02 Number, Term and Qualification. The number of directors to constitute the Board of Directors of the corporation shall be seven (7). The number of directors to constitute the Board of Directors may be changed from time to time by amendment to the Bylaws by the Board. Subject to death, resignation or removal in the manner provided by law, each director shall hold office for a term of one (1) year, provided, however, if his successor is not elected after one year, then he shall hold office until his successor is duly elected and qualified.

                RESOLVED, that J. Foster Irwin is hereby nominated as a director of the corporation subject to approval by the shareholders of the corporation at the next annual meeting of shareholders.

                RESOLVED, that this unanimous consent be filed by the Secretary of the corporation with its minutes.

        IN WITNESS WHEREOF, the undersigned have executed this unanimous consent effective as of the day and year first above written.


      /s/ Dennis M. Jones                           /s/ Stanley Lopata
------------------------------                ------------------------------
        Dennis M. Jones                               Stanley Lopata


      /s/ Judith A. Jones                           /s/ Edward A. Chod
------------------------------                ------------------------------
        Judith A. Jones                               Edward A. Chod


   /s/ Michael T. Bramblett                       /s/ L. John Polite, Jr.
------------------------------                ------------------------------
     Michael T. Bramblett                            L. John Polite, Jr.



                           Being all of the Directors